UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      April 16, 2014

    Congaree Bancshares, Inc.

(Exact name of registrant as specified in its charter)

    South Carolina

(State or other jurisdiction of incorporation)

333-131931	20-3863936
(Commission File Number)	(IRS Employer Identification No.)

1201 Knox Abbott Drive, Cayce, South Carolina	29033
(Address of principal executive offices)	(Zip Code)

    (803) 794-2265

(Registrant's telephone number, including area code)

  n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Retirement

On April 16, 2014, the Board of Directors (the “Board”) of Congaree Bancshares, Inc. (the “Company”) accepted Donald E. Taylor’s notification to retire from the Board effective immediately after the 2014 Annual Meeting of Shareholders (the “Annual Meeting”), which is scheduled for May 22, 2014. Mr. Taylor’s decision to retire from the Board was based on the mandatory retirement provision set forth in the Company’s Bylaws, which requires directors to retire from the Board upon attaining the age of 75, and was not the result of any disagreement with the Company. In addition, on April 16, 2014, in accordance with the Company’s Bylaws, the Board appointed Mr. Taylor as a member of the Emeritus Board of Directors of the Company effective upon Mr. Taylor’s retirement from the Board on the date of the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONGAREE BANCSHARES, INC.

By:	/s/ Charlie T. Lovering
Name:	Charlie T. Lovering
Title:	Chief Financial Officer

Dated: April 18, 2014